WVT Communications Group Commences Corporate Restructuring

Warwick, NY – November 1, 2012 – Warwick Valley Telephone Company (NASDAQ: WWVY), referred to as WVT Communications Group or the Company, the parent company of leading cloud communications pioneers, today announced the commencement of its corporate governance restructuring resulting in the Company’s successful transformation into an unregulated holding company. Under the organization restructuring, the Company transferred substantially all of its assets and liabilities associated with its regulated local telephone business to a new wholly-owned subsidiary. As a result, all of the Company’s business units are now subsidiaries of the Company, with only the ILEC operation being regulated and subject to telecommunications governing bodies.

“The approval for restructuring of our corporate organization enables the Company to benefit from the flexibility to deploy capital for growth in ways similar to other diversified communications companies,” said Duane W. Albro, WVT Communication Group’s Chief Executive Officer. “With the new corporate organization now in place, we may now proceed with the complete rebranding of the Company, which is already positioned as a fast growing, ninth largest cloud-based Unified Communications (“UC”) services provider in the United States.”

Mr. Albro continued, “Upon shareholder approval, we intend to change the holding company name to WVT Communications Group, Inc. All of these changes were factored into the impending transfer of our common stock to the NYSE MKT on November 6, 2012, with “WVT” as our new ticker symbol. We look forward to elevating our prominence in the financial community as well as in the business community where we market our award winning Unified Communications service.”

The Company’s corporate governance restructuring commenced with a landmark decision by the New York State Public Service Commission which granted the ability to transfer its regulated assets to a newly formed wholly-owned subsidiary named Warwick Valley Telephone. This decision was the initial requirement for the Company, a 110 year old regulated ILEC with operations in the mid-Hudson Valley region of New York and northern New Jersey, to have its ILEC business operate as a regulated subsidiary of a newly created holding company. More recently, a similarly favorable decision was received by the New Jersey Public Service Commission for the Company’s ILEC operations in the northern region of that state. The Company’s cloud-based UC businesses, Alteva and USA Datanet, continue to be wholly-owned subsidiaries of the Company.

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About WVT Communications Group

WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors on the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (targeting businesses under 35 employees), Alteva (targeting businesses over 35 employees and those with branch offices), and Warwick Valley Telephone (a highly respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer legacy telecom companies and created an evolutionary change in its strategy. With this, the company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers can enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD.

All trademarks are the properties of their respective owners.

*Frost & Sullivan Analysis, March 2012

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions or strategies regarding the future. WVT Communications Group intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause WVT Communications Group's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the geographic regions in which WVT Communications Group operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of WVT Communication Group's acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which WVT Communication Group operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, WVT Communications Group disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in WVT Communications Group's Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com

PR Contact:

Melissa Lande

Lande PR

212-706-9003

mlande@landepr.com